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                                                                     Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2005, relating to the financial statements and financial highlights, which appears in the December 31, 2004 Annual Report to Shareholders of MainStay VP Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information constituting part of such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
December 19, 2005